UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015

FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12117	75-1328153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3813 Green Hills Village Drive Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On April 27, 2015, First Acceptance Corporation (the “Company”) and its affiliate Acceptance Insurance Agency of Tennessee, Inc. (the “Buyer”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Titan Insurances Services, Inc., Titan Auto Insurance of New Mexico, Inc. (together, the “Sellers”) and THI Holdings (Delaware), Inc., each of which are affiliates of Nationwide Mutual Insurance Company (“Nationwide”).  The Asset Purchase Agreement provides for the acquisition by the Buyer of certain assets of the Sellers’ company-owned agency business that sell private passenger non-standard automobile insurance under the Titan brand, principally in California, but also in Texas, Arizona, Florida, Nevada and New Mexico.  Pursuant to the Asset Purchase Agreement, the Buyer will pay a total of $34.5 million in cash for the assets of 83 retail stores, subject to certain adjustments set forth in the Asset Purchase Agreement.  The parties to the Asset Purchase Agreement have made certain representations, warranties and covenants customary for a transaction of this nature, and consummation of the transactions contemplated by the Asset Purchase Agreement is subject to customary closing conditions.   The Company currently anticipates that the acquisition will be completed on July 1, 2015.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

The Asset Purchase Agreement and the above description have been included to provide investors with information regarding the terms of the Asset Purchase Agreement. They are not intended to provide any other factual information about the Company or any other parties to the Asset Purchase Agreement or their respective affiliates or security holders. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Asset Purchase Agreement as statements of factual information.

Section 8 – Other Events

Item 8.01     Other Events.

The Company issued a press release on April 27, 2015 announcing execution of the Asset Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K.

Exhibit Number	Description of Exhibit
2.1

Asset Purchase Agreement, dated as of April 27, 2015, by and among Titan Insurance Services, Inc., Titan Auto Insurance of New Mexico, Inc., THI Holdings (Delaware), Inc., First Acceptance Agency of Tennessee, Inc. and First Acceptance Corporation. *

99	Press Release Issued by First Acceptance Corporation, dated April 27, 2015

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

Forward-looking Statements

Statements about the expected timing, completion and effects of the proposed acquisition and all other statements in this document, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers and security holders are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed acquisition on the terms described above or other acceptable terms or at all because of a number of factors. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2014 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission and available at the SEC’s website at www.sec.gov, which factors are incorporated herein by reference. Except as required by law, the Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION

	By:	/s/ Brent J. Gay
Brent J. Gay
Chief Financial Officer

Date: April 27, 2015

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
2.1

Asset Purchase Agreement, dated as of April 27, 2015, by and among Titan Insurance Services, Inc., Titan Auto Insurance of New Mexico, Inc., THI Holdings (Delaware), Inc., First Acceptance Agency of Tennessee, Inc. and First Acceptance Corporation.*

99	Press Release Issued by First Acceptance Corporation, dated April 27, 2015

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.